FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date Of Report (Date Of Earliest Event Reported): September 24, 2001

                         ENSTAR INCOME PROGRAM IV-3 L.P.
                         -------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)

                                     Georgia
                                     -------
                 (State or other jurisdiction of incorporation)

              0-15686                                   58-1648320
              -------                                   ----------
       (Commission File Number)             (I.R.S. Employer Identification No.)

                      c/o Enstar Communications Corporation
               12405 Powerscourt Drive, St. Louis, Missouri 63131
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (314) 965-0555
                                 --------------
              (Registrant's telephone number, including area code)



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Item 5. Other Events.

        On September 24, 2001, Charter Communications, Inc. (the Company), announced that Jerry Kent, President and Chief Executive Officer of the Company, had advised the Company that he did not intend to extend his employment agreement, which runs through December 23, 2001. Accordingly, Mr. Kent and the Company have mutually agreed to terminate his employment as President and Chief Executive Officer of the Company, and that Mr. Kent would resign from its Board of Directors effective September 28, 2001. A copy of the press release is being filed as Exhibit 99.1 with this report. Effective concurrently with Mr. Kent's resignation, Steven A. Schumm, Executive Vice President and Assistant to the President of the Company, will serve as the sole director of Enstar Communications Corporation, the Partnership's corporate general partner.



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ITEM 7. EXHIBITS.

   99.1     Press release dated September 24, 2001  *

------------------------------

   *    filed herewith



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                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Enstar Income Program IV-3, L.P.

                                 By: Enstar Communications Corporation
                                     ---------------------------------
                                     its General Partner

                                 By: /s/ PAUL E. MARTIN
                                     ------------------
                                 Name:  Paul E. Martin
                                 Title: Vice President and Corporate Controller (Principal Financial Officer and Principal Accounting Officer)


Dated: October 9, 2001



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EXHIBIT INDEX


EXHIBIT
NUMBER        DESCRIPTION
------        -----------

99.1          Press release dated September 24, 2001.